                        STOCK PURCHASE AGREEMENT


                              By And Among



                          EMERGENT GROUP, INC.

                                  AND

                       THE INDIVIDUALS SET FORTH
                      ON THE SIGNATURE PAGE HEREOF





                           September 30, 1995



IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE
ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

         THIS STOCK PURCHASE AGREEMENT (this "Agreement") is entered into as of the 30th day of September, 1995, by and among Emergent Group, Inc., a South Carolina corporation ("Seller") and the individuals set forth on the signature page hereof (individually, a "Buyer," and collectively, the "Buyers").

                            P R E A M B L E

         WHEREAS Young Generations, Inc., a North Carolina corporation (the "Company"), is a wholly-owned subsidiary of Seller engaged in the children's apparel business;

         WHEREAS the Buyers are officers and/or key employees of the Company and have determined that it is in the best interest of the Company that it cease to be a wholly-owned subsidiary of Seller;

         WHEREAS Seller is willing to sell to the Buyers all outstanding shares of common stock of the Company (the "Shares") pursuant to the terms and conditions hereof;

         NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties herein contained, the parties hereto agree as follows:


                     SECTION 1.  PURCHASE AND SALE

         1.1 Purchase and Sale of Shares. Subject to the terms and conditions hereof, Seller agrees to sell, assign and transfer (the "Sale") the Shares to the Buyers at Closing (as defined in Section 1(c) hereof), free and clear of any liens, encumbrances, or adverse claims, which Shares shall be evidenced by certificates duly endorsed in blank, or accompanied by stock transfer powers duly executed in blank,
with all necessary transfer  tax  stamps  affixed.      Subject  to the
terms and conditions hereof, at Closing, the Buyers shall purchase the Shares in such amounts as is set forth below:


         Name                     Class A Common Stock              Class B Common Stock
         Joshua E. Varat                    140,092                                  21,676
         Leroy Carpenter                     13,733                                   2,127
         David Davis                         13,733                                   2,127
         Garnetta Woodard                    13,733                                   2,127
         Rhonda McMurray                      8,491                                   1,313
         Keith Horton                         8,491                                   1,313
         Joyce Hill                           8,491                                   1,313
         Jack Levi                            8,491                                   1,313
         Karen Roberts                        8,491                                   1,313
         Susan Goldsmith                      8,491                                   1,313
         Melanie Palmer                       8,491                                   1,313
         June Horne                           8,491                                   1,313
         Linda Rice                           8,491                                   1,313
         Dianne LaGrange                      8,491                                   1,313
         Dot Marshal                          8,491                                   1,313
                                           ----------                             ---------
                                            274,692                                  42,500

         1.2 Purchase Price. In consideration of the Sale, the Buyers shall pay to Seller, pro rata in accordance with their Share ownership a purchase price equal to $600,000, payable at Closing through a promissory note, a form of which is attached hereto as Exhibit A (the "Note").

         1.3 The Closing. The Closing of the transaction (the "Closing") shall occur on or before September 30, 1995 (the "Closing Date") at the offices of Wyche, Burgess, Freeman & Parham, P.A., Greenville, South Carolina; provided, however, that in the event that Closing has not occurred by the Closing Date, either the Seller or Buyers purchasing a majority of the Shares (a "Majority of the Buyers") shall have the right to terminate this Agreement, except that if such failure to close is the result of the breach or nonperformance of a representation, warranty or covenant hereunder, only the aggrieved party shall have the right to terminate this Agreement; and provided, further, that in the event that the Closing has not occurred by December 31, 1995, this Agreement shall be terminated, without prejudice to any parties' rights hereunder.

         1.4 Offer of Shares to the Company. (a) In the event that any of the Buyers leaves the employment of the Company for any reason (including death) prior to September 30, 2000 (such date being a "Departure Date"), such departing Buyer or his personal representative (a "Departing Buyer") shall offer all of his Shares (the "Proffered Shares") first to the Company at a purchase price equal to $1.89 per share, plus the per share increase (if any) in the net book value of the Company from the date hereof through the end of the month immediately preceding the Departure Date (the "Sale Price"). If the Company does not elect to purchase all of the Proffered Shares within 10 business days after receiving notice of such offer, the Departing Buyer shall offer at the Sale Price all of the Proffered Shares not purchased by the Company to the other Buyers (the "Remaining Buyers") pro rata in accordance with their respective percentage of Company stock
owned among themselves.   If the Remaining Buyers do not elect to
purchase all of the remaining Proffered Shares within 10 business days after receiving notice of such offer, the Departing Buyer shall offer at the Sale Price all of the Proffered Shares not purchased by the Company or the Remaining Buyers to Emergent, which shall have the right to purchase such remaining Proffered Shares within 10 business days
after receiving notice of such offer.    Notwithstanding  the
foregoing, unless all of the Proffered Shares are purchased pursuant to this Section 1.4, a Departing Buyer shall have no obligation to sell any of the Proffered Shares.

         (b) The Company, the Buyers and/or Emergent, if purchasing all or a portion of the Proffered Shares, shall be hereinafter referred to individually as a "Purchasing Party," or collectively, as the "Purchasing Parties." In connection with the purchase of all or a portion of the Proffered Shares, the Purchasing Parties shall assume (pro rata in accordance with their respective number of Proffered Shares purchased) all of the Departing Buyer's obligations under the Note (in partial payment of the Sales Price) and shall pay (pro rata in accordance with their respective number of Proffered Shares purchased) the balance of the Sales Price in cash.

         (c) Emergent hereby consents to the assignment of a Departing Buyer of his obligations under the Note to the Company or any of the Remaining Buyers in any transaction meeting the terms of this Section 1.4.


       SECTION 2.  REPRESENTATIONS AND WARRANTIES OF ALL PARTIES

         Each of the parties hereto represent and warrant to each of the other parties that the matters set forth below are true and correct in all material respects.

         2.1 Organization, Powers and Capitalization of the Company. The Company is a corporation duly incorporated and organized, validly existing and in good standing under the laws of the State of North Carolina and has the corporate power to carry on its business as such business is now being conducted and to own, lease or operate the properties and assets it now owns leases or operates.
The authorized capital stock of the Company consists of 400,000 shares of common stock, par value $1.00, of which 274,692 shares of Class A common stock and 42,500 shares of Class B common stock are validly issued and outstanding, and 12,000 shares of preferred stock, none of which is outstanding. All shares of common stock issued and outstanding are fully paid and nonassessable. There are no existing options, warrants, contracts, calls, commitments, demands or other agreements of any character to which the Company is a party relating to the authorized and issued or unissued capital stock of the Company.

         2.2 Financial Statements. The Company has delivered to the Seller and the Buyers an audited balance sheet, statement of operations, statement of stockholders' equity and statement of cash flows of the Company as of and for the years ended December 31, 1993 and 1994, all as prepared by Elliott, Davis & Company, LLP and an unaudited balance sheet, statement of operations, statement of stockholders' equity and statement of cash flows of the Company as of and for the six months ended June 30, 1995, (the "Financial Statements"). To the best of each party's knowledge, each of the Financial Statements has been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the respective periods, and the balance sheets present fairly the financial condition of the Company as of the respective dates thereof and the statements of operations, statements of stockholders' equity and statements of cash flows present fairly the results of operations and cash flows of the Company for the respective periods set forth therein.

         2.3    No  Material  Adverse  Change.    To the best of the
parties' knowledge, since the date of the Financial Statements, there has been no material adverse change in the financial condition or operations of the Company nor has there been any event which has occurred on or prior to the date hereof which in any way has materially impaired or which will materially impair the ability of Buyer to carry on the business conducted by the Company substantially as such business is conducted on the date hereof.

         2.4 Books and Records. To the best of the parties' knowledge, the books and records of the Company fairly and in all material respects reflect the assets, liabilities and operations of the Company and the Financial Statements are in material conformity therewith.

         2.5 Absence of Undisclosed Liabilities. To the best of the parties' knowledge, there are no material liabilities (contingent or otherwise) of the Company which are not either known to the parties or disclosed in the Financial Statements.

         2.6 Absence of Certain Changes or Events. Since December 31, 1994, neither the Seller nor the Buyers have acted on behalf of the Company in a manner which did not constitute the ordinary course of business or which was not known by or to the other party. Since December 31, 1994 and except for the termination of the lease on its retail outlet store in Las Vegas, Nevada and the entry into a lease with respect to its retail outlet store in Vicksburg, MS or as known to the other party, the Company (through either the Seller or the Buyers) has not:

                (i) incurred any indebtedness for money borrowed or any noncurrent indebtedness for the purchase price of any fixed or capital asset;

                (ii)    except  in the ordinary course of business, made
          (A) any change in its properties and
          assets or in its liabilities, (B) any commitment for any capital expenditure or (C) any sale, lease or other disposition of any capital asset;

               (iii) (a) authorized any shares of its common stock for issuance, (b) issued any shares of its previously authorized but unissued shares of common stock, (c) granted, issued or made any option or commitment relating to its common stock, or (d) purchased, redeemed or otherwise acquired any outstanding shares of its common stock;

               (iv) declared or paid any dividend, made any other distribution or payment, or set aside any amount for payment with respect to any shares of its common stock;

               (v) amended, made or entered into any agreement with any employee, agent, consultant, advisor or sales or other representative of the Company;

               (vi) amended any material contract, lease or agreement of the Company; or

               (vii) voluntarily incurred any material obligation or liability, absolute or contingent, except in the ordinary course of business or pursuant to existing contracts and agreements described in this Agreement.


        SECTION 3.  REPRESENTATIONS AND WARRANTIES OF THE SELLER

         Seller represents and warrants that the matters set forth below are true and correct in all material respects.

         3.1  Organization,  Powers  and  Capitalization  of  the
Seller.    The Seller is a corporation duly incorporated  and
organized, validly existing and in good standing under the laws of the State of South Carolina and has the corporate power to carry on its business as such business is now being conducted and to own, lease or operate the properties and assets it now owns leases or operates.

         3.2 Title to the Shares. Seller has valid and full legal title to the Shares, free and clear of any liens, encumbrances, pledge or adverse claims. Seller has full right, power and authority to sell, transfer and deliver such Shares to the Buyers, and upon the delivery of and payment of the Purchase Price for the Shares, Seller will have transferred to the Buyers valid and full legal title to such Shares free and clear of any liens, encumbrances, equities and adverse claims of any kind or nature which arise through the Seller.

         3.3 Corporate Authority. The execution, delivery and performance of this Agreement have been duly authorized by the Board of Directors of Seller. No other corporate acts or proceedings on the part of Seller are required or necessary to authorize this Agreement.

         3.4    Binding  Effect.    When  executed, this Agreement will
constitute a valid and legally binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to the relief of debtors generally, and general principles of equity.

         3.5 Non-Contravention and Defaults; No Liens. Neither the execution or delivery of this Agreement, nor the fulfillment of, or compliance with, the terms and provisions hereof, will (i) result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in a violation of, termination of or acceleration of the performance provided by the terms of, any agreement to which

Seller is a party or by which it may be bound, (ii) violate any provision of any law, rule or regulation, or (iii) violate any provisions of Seller's Articles of Incorporation or Bylaws.

         3.6 Necessary Approvals. No consent, approval, authorization, registration, or filing with or by any governmental authority, foreign or domestic, is required on the part of Seller in connection with the execution and delivery of this Agreement or the consummation by Seller of the transactions contemplated hereby.



        SECTION 4.  REPRESENTATIONS AND WARRANTIES OF THE BUYERS

         The Buyers, severally, but not jointly, represent and warrant with respect to themselves (but not with respect to other
Buyers) that the matters set forth below are true and correct in all material respects.

         4.1 Authorization and Execution of Documents. This Agreement constitutes a valid and legally binding obligation of the Buyers enforceable against the Buyers in accordance with its terms. The execution and delivery of this Agreement and the consummation of the transaction contemplated hereby (1) will not result in any breach of the terms and conditions of or constitute a default under any instrument, agreement or obligation to which the Buyers are now a party or by which the Buyers or their respective properties or assets may be bound and (2) will not violate any existing order, writ, injunction or decree of any court, administrative agency or governmental body, or any contract, agreement, indenture or instrument to which the Buyers are a party or by which they are bound. No consents of third parties are required on behalf of the Buyers in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

         4.2 Certain Securities-related Matters. Each Buyer, on his own behalf (but not with respect to the other Buyers) hereby represents as follows:

         (a) Each Buyer acknowledges that he has received the Financial Statements and all other information that he has requested regarding the Company (the "Information"). Each Buyer hereby acknowledges and understands that:

               (i) No federal or state agency has made any finding or determination as to the fairness of the offering of Shares for investment, or any recommendation or endorsement of the Shares. Seller has made available to each Buyer at a reasonable time prior to this investment the opportunity to ask questions and receive answers concerning the terms and conditions of this Agreement and to obtain any additional information which Seller possesses or can acquire without unreasonable effort or expense that is necessary to verify the information provided in the Information.

                (ii) The Shares have not been registered under the Securities Act or under the securities laws of any state and thus each Buyer must bear the economic risk of the investment indefinitely because the Shares may not be sold unless subsequently registered under the Securities Act and under any applicable state securities laws or exemptions from such registration requirements are available. The Buyers consent to the placement on the certificates representing the Shares of any appropriate securities legend.

                 (iii) While any business plans containing production schedules or other forecasts, and financial data containing projections, which have been given to the Buyers by the Company, were based on assumptions deemed reasonable by management when made, no assurance is given that actual results will correspond with the results contemplated in such plans or data.

                 (iv) Because there will be no immediate public market for the Shares, the Buyers may not be able to sell, transfer, assign, exchange, or otherwise dispose of the Shares for an indefinite period of time.

                 (v) The Information does not have all of the disclosure required by Regulation D of the Rules and Regulations of the Securities Act of 1933, as amended, for offerings made to non-accredited investors.

          (b) Each Buyer represents that the Shares are being purchased for his own account for investment, and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the Shares; and Buyer has no present or contemplated agreement, arrangement or commitment providing for the disposition of the Shares.

          (c) Each Buyer, either alone or with his advisors (if any), has such knowledge and experience in financial and business matters that it or they are capable of evaluating the merits and risks of the investment in the Shares.

          (d) Each Buyer is a resident of the state set forth under his signature on the Signature Page hereof.


       SECTION 5.  CONDITIONS PRECEDENT TO CLOSING OF THE BUYERS

         Unless waived by a Majority of the Buyers, the obligations of the Buyers under this Agreement are subject to the fulfillment, prior to or at Closing, of each of the following conditions:

         5.1 Representations and Warranties True at Closing. The several warranties and representations of the Seller and the Company contained herein shall be construed to be continuous and continuing from the date of this Agreement to the Closing Date, and shall be true at the time of Closing as though such representations and warranties were made at and as of such time, and shall not be affected by any investigation, verification or approval by any party hereto or by anyone on behalf of any of such parties.

         5.2 Performance. The Seller and the Company shall have performed and complied with all agreements, covenants and conditions required by this Agreement to be performed or complied with by either or both prior to or at Closing.

         5.3 Delivery of Documents. The Seller shall have delivered to the Buyers and/or the Company all documents and other information required to be provided to the Seller on or before
Closing as set forth herein.    The following additional documents shall
be delivered to the Buyers and/or the Company on or before Closing:

         (1) A certificate signed by the Seller stating that all the warranties and representations made by it herein remain true and correct on the Closing Date and that all covenants and agreements required herein to have been performed by it by Closing have been performed;

         (2) Certificates representing the Shares, endorsed in blank or with stock powers which authorize the transfer of the Shares; and

         (3) Any and all other instruments and documents that may be reasonably necessary to effectuate the obligations of the Seller and the Company hereunder.

         SECTION 6.  CONDITIONS PRECEDENT TO CLOSING OF SELLER

         Unless waived by Seller, the obligations of Seller under this Agreement are subject to the fulfillment, prior to or at Closing, of each of the following conditions:

         6.1 Representations and Warranties True at Closing. The several warranties and representations of the Buyers and the Company contained herein shall be construed to be continuous and continuing from the date of this Agreement to the Closing Date, and shall be true at the time of Closing as though such representations and warranties were made at and as of such time, and shall not be affected by any investigation, verification or approval by any party hereto or by anyone on behalf of any of such parties.

         6.2 Performance. The Buyers and the Company shall have performed and complied with all agreements, covenants and conditions required by this Agreement to be performed or complied with by either or both prior to or at Closing.

         6.3 Delivery of Documents. The Buyers and the Company shall have delivered to Seller all documents and other information required to be provided to Seller on or before Closing as set forth herein. The following additional documents shall be delivered to Seller at or before Closing:

         (1)     The Purchase Price;

         (2) A certificate signed by the Buyers stating that all the warranties and representations made by them herein remain true and correct on the Closing Date and that all covenants and agreements required herein to have been performed by them by Closing have been performed; and

         (3) Any and all other instruments and documents that may be reasonably necessary to effectuate the obligations of the Buyers and the Company hereunder.


                      SECTION 7.  INDEMNIFICATION

         7.1 Indemnification of Buyers. Seller shall indemnify and hold the Buyers harmless against any and all loss, cost or expense (including costs and expenses, including reasonable counsel fees, incident to any and all actions, suits, demands, assessments or judgments relating to any claim made hereunder) resulting from any error or misrepresentation or breach of warranty or agreement of Seller contained herein or in any certificate, instrument or schedule delivered pursuant hereto.

         7.2 Indemnification of Seller. Each Buyer shall indemnify and hold Seller harmless against any and all loss, cost or expense (including costs and expenses, including reasonable counsel fees, incident to any and all actions, suits, demands, assessments or judgments relating to any claim made hereunder) resulting from any error or misrepresentation or breach of warranty or agreement of such Buyer (but not the other Buyers) contained herein or in any certificate, instrument or schedule delivered pursuant hereto.


                      SECTION 8.  PLEDGE OF STOCK

         8.1 Pledge of Stock. To secure the payment of all amounts owed under the Note, and the prompt and complete performance by the Buyers under the Note and under this Agreement (collectively, the "Obligations"), each Buyer on his own behalf, hereby grants to Seller a security interest in all Shares purchased by him hereunder
(the  "Pledged  Stock").   Certificates representing the Pledged Stock
shall be delivered to Seller upon execution hereof, duly endorsed in blank or together with stock powers duly endorsed in blank. Notwithstanding the pledge of the Pledged Stock or anything to the contrary herein, the Buyers shall not be personally liable for the obligations under the Note (except to the extent of the Pledged Stock).

         8.2 Covenants Regarding the Pledged Stock. In addition to all covenants and agreements of the Company contained herein, the Buyers agree as follows:

        (a) Preservation of Pledged Stock. To do all acts that may be necessary to maintain, preserve, and protect Buyer's and Seller's interest in the Pledged Stock.

        (b) Defense of Litigation. To appear in and defend any action or proceeding that may affect its title to or Buyer's interest in the Pledged Stock.

        (c) Possession of Pledged Stock. Not to surrender or lose possession of, sell, encumber, lease, rent, or otherwise dispose of or transfer any Pledged Stock or right or interest therein except as hereinafter provided, and to keep the Pledged Stock or right or interest therein except as hereinafter provided, free of all levies and security interests or other liens or charges.


                       SECTION 9.  MISCELLANEOUS

         9.1  Survival  of  Representations,  Warranties  and
Agreements.    All representations, warranties, covenants  and
agreements of the parties hereto shall survive the execution, delivery
and performance of this Agreement  for  one  year.    As used in this
Section, any reference to a representation, warranty or covenant contained in any Section of this Agreement shall include the schedule relating to such Section.

         9.2 Termination. (a) This Agreement may be terminated at any time prior to the Closing Date as follows:

                (i) by the mutual consent of (i) a Majority of the Buyers and (ii) the Seller;

                (ii) as set forth in Section 1.3 hereof; or

                (iii) by the aggrieved party, if a material default has occurred with respect to covenants, representations or warranties contained herein, and such default shall not have been cured within 15 days after receipt of notice specifying particularly such default, provided that if such default shall not have been cured, but such fifteen (15) day period shall not have expired, on or prior to the Closing Date, the Closing Date shall be extended accordingly.

         9.3 Waiver or Modification of Agreement. No provision of this Agreement may be amended, waived or otherwise modified except by an instrument in writing signed by the parties hereto; provided, however, that any party hereto which is entitled to the benefits of this Agreement may, and has the right to, waive or modify in writing any term or condition hereof for his or its benefit at any time on or prior to the Closing Date.

         9.4 Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of South Carolina.

         9.5    Notices.   All notices, requests, demands and other
communications hereunder shall be given in writing (which includes telex, telegraph and other wire transmission):

         (a)  if to Seller, to:      Emergent Group, Inc.
                                     Post Office Box 17526
                                     Greenville, South Carolina 29606
                                     Attn:  John M. Sterling, Jr.
                                     (tel) 803-232-6198   (fax) 803-271-8374

         (b)  if to Buyers, to:      Joshua E. Varat
                                     Young Generations, Inc.
                                     Post Office Box 2060
                                     Hendersonville, North Carolina 28793
                                     (tel) 704-693-8623  (fax) 704-693-8765

                                     Leroy Carpenter
                                     Young Generations, Inc.
                                     Post Office Box 2060
                                     Hendersonville, North Carolina 28793
                                     (tel) 704-693-8623  (fax) 704-693-8765

(or to such other address as such person shall specify by notice hereunder), and shall be deemed to be effective when actually received (as evidenced by reasonable proof thereof). Messrs. Varat and Carpenter shall forward any notices received hereunder to the other Buyers in a reasonably prompt manner at such addresses as shall be provided by the other Buyers to Messrs. Varat and Carpenter in writing.

         9.6 Section and Paragraph Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         9.7 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         9.8 Successors and Assigns. The respective rights and obligations of the parties hereto shall not be assignable without the prior written consent of the other parties. This Agreement shall be binding upon and inure to the benefit of the heirs, distributees, successors and assigns of the parties hereto. Nothing herein contained is intended to confer upon any person, other than the parties hereto and their respective permitted successors, assigns and nominees, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

                      NEXT PAGE IS SIGNATURE PAGE

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

_____________________                      EMERGENT GROUP, INC.

_____________________             By:      _____________________________
                                                   President


JOSHUA E. VARAT                            LEROY CARPENTER

_____________________                      _____________________________
A South Carolina resident                  A South Carolina resident

DAVID DAVIS                                GARNETTA WOODARD

_____________________                      _____________________________
A North Carolina resident                  A North Carolina resident


RHONDA MCMURRAY                            KEITH HORTON

_____________________                      _____________________________
A North Carolina resident                  A North Carolina resident

JOYCE HILL                                 JACK LEVI
_____________________                      _____________________________
A North Carolina resident                  A North Carolina resident


KAREN ROBERTS                              SUSAN GOLDSMITH
_____________________                      _____________________________
A North Carolina resident                  A South Carolina resident

MELANIE PALMER                             JUNE HORNE
_____________________                      _____________________________
A North Carolina resident                  A North Carolina resident


LINDA RICE                                 DIANNE LAGRANGE
_____________________                      _____________________________
A North Carolina resident                  A North Carolina resident


                                           DOROTHY MARSHALL
                                           _____________________________
                                           A North Carolina resident

                               EXHIBIT A

                            NONRECOURSE NOTE

$600,000                                            September 30, 1995

         FOR VALUE RECEIVED, the undersigned individuals, (hereinafter collectively referred to as the "Makers"), pro rata in accordance with their stock ownership set forth below, promise to pay to the order of Emergent Group, Inc. (hereinafter referred to as the "Holder"), at Holder's principal executive offices in Greenville, South Carolina or at such other place as Holder may from time to time designate in writing, the principal sum of Six Hundred Thousand Dollars (U.S. $600,000) in lawful money of the United States.

         Principal shall be payable in full on September 30, 2000. Interest on the principal balance outstanding hereunder shall accrue at a rate of 10% per annum (calculated on a simple interest basis)and shall be payable in full on September 30, 2000. In no contingency or event whatsoever shall the interest rate charged pursuant to the terms of this Note exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that Holder has received interest hereunder in excess of the highest applicable rate, Holder shall promptly refund such excess interest to Maker.

         This Note is given in connection with the transactions contemplated in that certain Stock Purchase Agreement, dated as of September 30, 1995 and entered into by and among the Makers, Young Generations, Inc., and the Holder (the "Stock Purchase Agreement"), the terms of which are incorporated herein. Payment of this Note is secured by the "Pledged Stock" (as such term is defined in the Stock Purchase Agreement).

         Capitalized terms, not otherwise defined herein, shall have the meaning ascribed to such terms in the Stock Purchase Agreement.

         Amounts owed hereunder shall be reduced as set forth below to the extent that the full principal of the Initial Loan (as that term is defined in that certain Loan and Security Agreement dated as of September 30, 1995 and entered into between the Holder and the Company) is repaid on or before the date indicated:


         Repayment of all principal                                 Percentage of principal and accrued
         of Initial Loan on or before:                              interest thereon of this Note forgiven:
                 September 30, 1996                                          100%
                 September 30, 1997                                           80%
                 September 30, 1998                                           60%
                 September 30, 1999                                           40%
                 September 30, 2000                                           20%

         A Maker shall be in default under this Note on the happening of any of the following events or conditions, in which case, all amounts owed hereunder by the breaching party shall become immediately due and payable:

                 (a) The failure in the payment or performance of any obligation, covenant, or liability contained or referred to herein, or default in any other obligation, covenant, or liability of a Maker to Emergent (including, without limitation, any such default of a Maker under the Stock Purchase Agreement); provided, however, that a Maker shall have ten (10) business days after written or oral notice to cure any such default, including a default in a payment demanded under this Note.

                 (b)    Dissolution,  termination of existence,
         insolvency, business failure, appointment of a receiver of any part of the property of, assignment for the benefit of creditors by, or commencement of any proceeding under any bankruptcy or insolvency laws by, or against a Maker.

                 (c) Entry of any judgment against a Maker which results in any levy on, or seizure or attachment of the Pledged Stock.

         All Makers shall be in default under this Note upon the happening of any of the following events or conditions, in which case, all amounts owed hereunder by the Makers shall become immediately due and payable:

                 (a) upon the occurrence of an "Event of Default," as defined in Section 6 of that certain Loan and Security Agreement dated as of September 30, 1995 and entered into between the Company and Holder;

                 (b) upon the occurrence of any event of default under any agreement of the Company which results in an acceleration event of any obligation of the Company in excess of $100,000 (including, without limitation, the Company's borrowings with Carolina First Bank); or

                 (c) upon the dissolution, termination of existence, insolvency, business failure, appointment of a receiver of any part of the property of, assignment for the benefit of creditors by, or commencement of any proceeding under any bankruptcy or insolvency laws by, or against the Company (or any guarantor or surety for the Company).

         In the event that all or any portion of the indebtedness evidenced hereby shall be collected by or through an attorney-at-law, Holder shall be entitled to collect from Makers all costs of collection, including reasonable attorneys' fees.

         Notwithstanding anything to the contrary herein, so long as a particular Maker is not in default of his obligations under this Note (regardless of whether other Makers are in default or whether Holder has taken possession of other Maker's Shares as a result of any default), Maker shall be entitled to retain ownership of his Shares.

         This Note shall be nonrecourse to the Makers and notwithstanding anything to the contrary contained herein or in any document executed by the Makers on the date hereof in connection herewith, Maker shall have no personal monetary liability for the $600,000 principal amount owed hereunder and any interest owed thereon, except to the extent of the Maker's Pledged Stock.

         The Makers hereby waive presentment, demand for payment, protest and notice of protest, notice of dishonor and all other notices in connection with this Note. This Note shall be payable without right of set off, any defense of want or failure of consideration, nonperformance of any condition precedent, nondelivery or delivery for a special purpose or any other defense of any nature whatsoever.

         This Note and the rights and obligations of the parties hereunder and thereunder, shall be governed by, and construed in accordance with, the laws of the state of South Carolina (without regard to principles of conflicts of law).

         IN WITNESS WHEREOF, the undersigned Makers have caused this Note to be executed as of the day and year first written above.


______________________    __________________________   ________________________
Joshua E. Varat           Leroy Carpenter              David Davis
161,768 shares            15,860 shares                15,860 shares


______________________    __________________________   ________________________
Garnetta Woodard          Rhonda McMurray              Keith Horton
15,860 shares             9,804 shares                 9,804 shares


______________________    __________________________   ________________________
Joyce Hill                Jack Levi                    Karen Roberts
9,804 shares              9,804 shares                 9,804 shares


______________________    __________________________   ________________________
Susan Goldsmith           Melanie Palmer               June Horne
9,804 shares              9,804 shares                 9,804 shares


______________________    __________________________   ________________________
Linda Rice                Dianne LaGrange              Dot Marshall
9,804 shares              9,804 shares                 9,804 shares

                          WAIVER OF CONDITION

         The undersigned, the Buyers and Seller under that certain Stock Purchase Agreement entered into as of September 30, 1995 by and among the undersigned, hereby take the following action as of September 30, 1995:

         The undersigned waive the requirement that the certificates required by Sections 5.3(1) and 6.3(2) be delivered at closing.

                                           EMERGENT GROUP, INC.

                                  By:      _____________________________
                                                   President

Joshua E. Varat                            Leroy Carpenter

_____________________                      _____________________________
A South Carolina Resident                  A South Carolina Resident


David Davis                                Garnetta Woodard
_____________________                      _____________________________
A North Carolina Resident                  A North Carolina Resident


Rhonda Mcmurray                            Keith Horton
_____________________                      _____________________________
A North Carolina Resident                  A North Carolina Resident


Joyce Hill                                 Jack Levi
_____________________                      _____________________________
A North Carolina Resident                  A North Carolina Resident


Karen Roberts                              Susan Goldsmith
_____________________                      _____________________________
A North Carolina Resident                  A South Carolina Resident


Melanie Palmer                             June Horne
_____________________                      _____________________________
A North Carolina Resident                  A North Carolina Resident


Linda Rice                                 Dianne Lagrange
_____________________                      _____________________________
A North Carolina Resident                  A North Carolina Resident


                                           Dorothy Marshall
                                           _____________________________
                                           A North Carolina Resident